UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

Vivid Seats Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40926	86-3355184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 East Washington Street, Suite 900 Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 291-9966

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SEAT	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	SEATW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 14, 2024 (the “Closing Date”), certain direct and indirect subsidiaries of Vivid Seats Inc. (the “Company”), including Hoya Midco, LLC (the “Borrower”), Hoya Intermediate, LLC (“Holdings”), Vivid Seats LLC and certain direct and indirect wholly owned subsidiaries of Vivid Seats LLC, entered into an amendment (the “Amendment”) to the First Lien Credit Agreement, dated June 30, 2017, among the Borrower, Holdings, Barclays Bank PLC, as administrative agent, and the lenders and loan parties from time to time party thereto (as amended from time to time, including by the Amendment, the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the Amendment, the Borrower refinanced all Term Loans outstanding immediately prior to the Closing Date (the “Existing Term Loans”) and incurred $125.5 million of additional Term Loans (the “New Term Loans” and, together with the refinanced Existing Term Loans, the “2024 Term Loans”). The aggregate principal amount of 2024 Term Loans outstanding immediately after giving effect to the Amendment was $395.0 million. A portion of the proceeds of the 2024 Term Loans was used to refinance the Existing Term Loans and to pay the costs, fees and expenses related to the 2024 Term Loans. The remaining proceeds of the 2024 Term Loans will be used for general corporate purposes.

The 2024 Term Loans were issued at par and have the same material terms (including with respect to maturity, prepayment, security, covenants and events of default) as the Existing Term Loans, as described in Note 13 to the Company’s audited financial statements included in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, except, among other things, that the applicable rate of interest was reduced from Adjusted Term SOFR, plus a margin of 3.25%, to Adjusted Term SOFR, plus a margin of: (a) commencing on the Closing Date and through June 30, 2024, 3.00%; and (b) commencing on July 1, 2024, (i) 2.75% if the Rating Level is at least Ba3/BB- (in each case, stable or better) or (ii) 3.00% if the Rating Level is less than Ba3/BB-.

The foregoing description of the Amendment and the 2024 Term Loans is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 5 to First Lien Credit Agreement, dated June 14, 2024, among Hoya Midco, LLC, Hoya Intermediate, LLC, Barclays Bank PLC, and the lenders and loan parties from time to time party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivid Seats Inc.

Date: June 20, 2024	By:	/s/ Lawrence Fey
Lawrence Fey
Chief Financial Officer